Exhibits 99.2

January 26, 2012

To the Board Directors of Imperial Petroleum Inc.

Due to personal reasons I can no longer do the tasks needed as CEO and President. It is my deepest regret that I resign from the board of Directors and CEO/president of the company effective immediately. It is my opinion that a replacement be found that has experience with public companies that can handle the day to day operations on a full time basis. It saddens me to relinquish this position. I hope for the best and future growth of the company.

John Ryer